UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________________________
FORM 8-K/A
_________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2026
_________________________________________________________
Blue Owl Real Estate Net Lease Trust
(Exact name of registrant as specified in its charter)
_________________________________________________________

Maryland	000-56536	88-1672312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N Riverside Plaza, 37th Floor Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 215-2015
Not applicable
(Former name or former address, if changed since last report.)
_________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On July 8, 2026, Blue Owl Real Estate Net Lease Trust (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) in connection with the consummation on July 1, 2026 of the acquisition of one hundred percent (100%) of Sila Realty Trust, Inc.’s outstanding shares of common stock. Terms used but not otherwise defined herein have the meanings set forth in the Initial Form 8-K.

This Current Report on Form 8-K/A is being filed by the Company solely to present the audited and unaudited consolidated financial statements of Sila and the required pro forma financial information reflecting the impact of the acquisition of Sila on the Company.

The Company’s results with respect to Sila may be materially different from those expressed in this report due to various factors, including but not limited to those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Real Estate Acquired.

The audited consolidated financial statements of Sila as of and for the year ended December 31, 2025 and the unaudited consolidated financial statements of Sila as of and for the three months ended March 31, 2026 are filed as Exhibits 99.1 and 99.2 to this Form 8-K/A, respectively, and are incorporated herein by reference.

(b) Pro Forma Financial Information.

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2026
Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended March 31, 2026
Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2025
Notes to Unaudited Pro Forma Condensed Combined Financial Information

(d) Exhibits.

Exhibit Number	Description
99.1
Audited consolidated financial statements of Sila Realty Trust, Inc. as of December 31, 2025 (incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC by Sila Realty Trust, Inc. on February 25, 2026)

99.2
Unaudited consolidated financial statements of Sila Realty Trust, Inc. as of and for the three months ended March 31, 2026 (incorporated by reference to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC by Sila Realty Trust, Inc. on May 8, 2026)

Blue Owl Real Estate Net Lease Trust
Unaudited Pro Forma Condensed Combined Financial Information
Introduction

On April 19, 2026, Sunshine Ultimate Parent LLC, a Delaware limited liability company ("Parent"), and Sunshine Holding REIT LLC, a Delaware limited liability company and wholly owned subsidiary of Parent ("Merger Sub"), each an indirect wholly-owned subsidiary of Blue Owl Real Estate Net Lease Trust, a Maryland statutory trust ("ORENT" or the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") to acquire one hundred percent (100%) of the outstanding shares of common stock of Sila Realty Trust, Inc., a Maryland corporation ("Sila" or the "Acquiree"), from the holders thereof. On July 1, 2026, the Company completed the acquisition of Sila, pursuant to which Sila merged with and into Merger Sub, with Merger Sub continuing as the surviving entity, for total consideration of approximately $2,452.7 million, including aggregate cash consideration of approximately $2,434.3 million, reflecting $30.38 per share of Sila common stock, payoff of existing debt, applicable closing adjustments and any amounts required by law to be withheld (the "Acquisition"). As a result of the Acquisition, the Company indirectly acquired Sila’s portfolio of net-leased healthcare real estate properties located across the United States (the "Portfolio").

The Acquisition was funded with proceeds from borrowings under the Company's existing unsecured revolving credit facility (the "Financing"), as further described below. A portion of the Financing proceeds was used to repay Sila’s outstanding indebtedness at closing.

On July 1, 2026, in connection with the closing of the Acquisition, Blue Owl NLT Operating Partnership, the Company's operating partnership ("NLT OP" or the “Operating Partnership”), borrowed approximately $2,580.0 million under its unsecured revolving credit facility (the "Revolving Credit Facility") with KeyBank National Association, as agent, and the lenders party thereto, pursuant to the Amended and Restated Credit Agreement, dated as of June 12, 2025, as amended. The proceeds of the Revolving Credit Facility were used to, among other things, (a) pay approximately $1,669.5 million of merger consideration to holders of Sila common stock, (b) fund approximately $20.2 million of payments in respect of outstanding Sila equity awards, (c) repay approximately $705.1 million of Sila's outstanding indebtedness, including accrued interest and fees, and (d) pay costs and expenses incurred in connection with the Acquisition.

The following unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited transaction accounting adjustments are based on available information and certain estimates and assumptions that the Company believes are reasonable and factually supportable. The unaudited transaction accounting adjustments are used to give effect to pro forma events and are necessary to account for the Acquisition in accordance with accounting principles generally accepted in the United States ("GAAP").

The unaudited pro forma combined balance sheet as of March 31, 2026 is presented as if the Acquisition and related Financing had been completed on March 31, 2026. The Acquisition is accounted for as an asset acquisition. The Blue Owl Real Estate Net Lease Trust Historical column represents the actual balance sheet as of March 31, 2026, as presented in the Company’s Quarterly Report on Form 10-Q ("Form 10-Q") filed on May 14, 2026 with the Securities and Exchange Commission ("SEC"). The Sila Historical column presents the actual balance sheet as of March 31, 2026, as presented in Sila’s Quarterly Report on Form 10-Q filed on May 8, 2026 with the SEC. The Transaction Accounting Adjustments presents the purchase price allocation of Sila and other related pro forma adjustments. The Financing Adjustments column presents the pro forma adjustments related to the Financing.

The unaudited pro forma combined statements of operations give effect to the Acquisition as if it had occurred on January 1, 2025 (the first day of the earliest period presented) and are presented for the following periods:

•The year ended December 31, 2025; and
•The three months ended March 31, 2026.

Within the unaudited pro forma combined statements of operations, the Blue Owl Real Estate Net Lease Trust Historical columns represent the actual financial statements of the Company as presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on March 13, 2026, and the Company’s Form 10-Q for the three months ended March 31, 2026, as filed on May 14, 2026, respectively.

The information included in the Sila Historical columns in the unaudited pro forma combined statements of operations is derived from Sila’s historical consolidated financial statements as filed with the SEC. For the three months ended March 31, 2026, the Sila Historical column reflects Sila’s historical results of operations for that same period, as presented in Sila’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026, as filed with the SEC on May 8, 2026. For the year ended December 31, 2025, the Sila Historical column reflects Sila’s historical results of operations for that same period, as presented in Sila’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 25, 2026. Certain reclassifications have been made to Sila’s historical financial information to conform to the Company’s presentation.

The Transaction Accounting Adjustments column presents adjustments related to the purchase price allocation of the Portfolio and other related pro forma adjustments for the three months ended March 31, 2026 and the year ended December 31, 2025, respectively. The Financing Adjustments column presents the pro forma adjustments related to the Financing for the three months ended March 31, 2026 and the year ended December 31, 2025, respectively.

The following unaudited pro forma condensed financial statements should be read in conjunction with:
•The accompanying notes to the unaudited pro forma combined financial information;
•The separate audited consolidated financial statements of the Company as of and for the year ended December 31, 2025, and the related notes, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 13, 2026;
•The separate unaudited consolidated financial statements of the Company as of and for the three months ended March 31, 2026, and the related notes, included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026, as filed with the SEC on May 14, 2026;
•The separate audited consolidated financial statements of Sila as of and for the year ended December 31, 2025, and the related notes, included in Sila’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on February 25, 2026; and
•The separate unaudited consolidated financial statements of Sila as of and for the three months ended March 31, 2026, and the related notes, included in Sila’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026, as filed with the SEC on May 8, 2026.

The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ from the assumptions used to present the accompanying unaudited pro forma combined balance sheet and statements of operations.

The unaudited pro forma combined financial information presented is for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Acquisition had been completed on the dates set forth above, nor is it indicative of the future results or financial position of the Company.

The unaudited pro forma combined financial information does not reflect any anticipated synergies or dissynergies, operating efficiencies or cost savings that may result from the Acquisition, including any acquisition and integration costs that may be incurred. The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that we believe are reasonable under the circumstances. We are not aware of any material transactions between the Company and Sila during the periods presented. Accordingly, adjustments to eliminate transactions between the Company and Sila have not been reflected in the unaudited pro forma combined financial information.

Blue Owl Real Estate Net Lease Trust
Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2026
(in thousands)

	Blue Owl Real Estate Net Lease Trust Historical Note 1(a)	Sila Historical Note 1(b)	Transaction Accounting Adjustments	Note 1	Financing Adjustments	Note 1	Pro Forma Combined
Assets
Investments in real estate, net	$4,100,522	$1,794,344	$342,519	1(c)	$—		$6,237,385
Investments in leases - Financing receivables, net	591,781	—	—		—		591,781
Investments in real estate debt	2,250,418	17,116	427	1(c)	—		2,267,961
Investments in unconsolidated real estate affiliates	4,243,275	—	—		—		4,243,275
Intangible assets, net	251,047	117,541	243,543	1(c)	—		612,131
Goodwill	—	17,432	(17,432)	1(c)	—		—
Cash and cash equivalents	159,284	30,750	(2,456,971)	1(c)	2,455,537	1(d)	188,600
Restricted cash	47,080	28	—		—		47,108
Other assets	123,916	114,943	(57,466)	1(c)	—		181,393
Total assets	$11,767,323	$2,092,154	$(1,945,380)		$2,455,537		$14,369,634

Liabilities and Equity
Mortgage notes and credit facilities, net	$1,643,928	$683,716	$(683,716)	1(c)	$2,455,537	1(d)	$4,099,465
Unsecured senior notes, net	126,649	—	—		—		126,649
Other borrowings, net	814,032	—	—		—		814,032
Due to affiliates	239,202	—	—		—		239,202
DST financing obligation	562,587	—	—		—		562,587
Accounts payable and accrued expenses	157,365	17,286	(3,995)	1(c)	—		170,656
Other liabilities	87,806	66,573	66,910	1(c)	—		221,289
Total liabilities	3,631,569	767,575	(620,801)		2,455,537		6,233,880

Redeemable non-controlling interests	156,992	—	—		—		156,992
Redeemable common shares	9,420	—	—		—		9,420

Equity:
Common shares - Class S	3,342	—	—		—		3,342
Common shares - Class N	536	—	—		—		536
Common shares - Class D	98	—	—		—		98
Common shares - Class I	3,930	—	—		—		3,930
Additional paid-in capital	7,814,347	1,995,510	(1,995,510)	1(c)	—		7,814,347
Accumulated earnings and cumulative distributions	(82,926)	(672,956)	672,956	1(c)	—		(82,926)
Accumulated other comprehensive income (loss)	(7,810)	2,025	(2,025)	1(c)	—		(7,810)
Total shareholders' equity	7,731,517	1,324,579	(1,324,579)		—		7,731,517
Non-controlling interests	237,825	—	—		—		237,825
Total equity	7,969,342	1,324,579	(1,324,579)		—		7,969,342
Total liabilities and equity	$11,767,323	$2,092,154	$(1,945,380)		$2,455,537		$14,369,634

Blue Owl Real Estate Net Lease Trust
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2026
(in thousands)

	Blue Owl Real Estate Net Lease Trust Historical Note 2(a)	Sila Historical Note 2(b)	Transaction Accounting Adjustments	Note 2	Financing Adjustments	Note 2	Pro Forma Combined
Revenues:
Rental revenue	$82,358	$52,040	$1,856	2(c)	$—		$136,254
Income from investments in leases - Financing receivables	14,567	—	—		—		14,567
Total revenues	96,925	52,040	1,856		—		150,821

Expenses:
Rental property operating	7,148	11,903	(49)	2(d)	—		19,002
General and administrative	7,332	124	—		—		7,456
Impairment charges	22,734	—	—		—		22,734
Management fee	27,907	—	79	2(e)	—		27,986
Performance participation allocation	30,457	—	533	2(f)	—		30,990
Depreciation and amortization	35,259	19,908	7,636	2(g)	—		62,803
Total expenses	130,837	31,935	8,199		—		170,971

Other income (expense)
Income from unconsolidated real estate affiliates	204,851	—	—		—		204,851
Interest income	48,782	1,254	—		—		50,036
Interest expense	(38,138)	(9,573)	—		(21,749)	2(i)	(69,460)
Gain on dispositions of real estate	724	2,473	—		—		3,197
Other income (expense), net	(11,105)	(1,839)	—		—		(12,944)
Total other income (expense), net	205,114	(7,685)	—		(21,749)		175,680

Net income before income taxes	$171,202	$12,420	$(6,343)		$(21,749)		$155,530
Income tax expense	1,546	—	—		—		1,546
Net income	169,656	12,420	(6,343)		(21,749)		153,984
Net income attributable to non-controlling interests	(7,824)	—	(280)	2(h)	1,003	2(j)	(7,101)
Net income attributable to ORENT shareholders	$161,832	$12,420	$(6,623)		$(20,746)		$146,883

Net income per common share - basic	$0.21						$0.19
Net income per common share - diluted	$0.21						$0.19
Weighted-average common shares outstanding, basic	772,689,856						772,689,856
Weighted-average common shares outstanding, diluted	810,876,144						810,876,144

Blue Owl Real Estate Net Lease Trust
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2025
(in thousands)

	Blue Owl Real Estate Net Lease Trust Historical Note 2(a)	Sila Historical Note 2(b)	Transaction Accounting Adjustments	Note 2	Financing Adjustments	Note 2	Pro Forma Combined
Revenues:
Rental revenue	$235,909	$196,227	$11,755	2(c)	$—		$443,891
Income from investments in leases - Financing receivables	39,865	—	—		—		39,865
Total revenues	275,774	196,227	11,755		—		483,756

Expenses:
Rental property operating	34,199	44,506	(195)	2(d)	—		78,510
General and administrative	30,163	1,395	—		8,640	2(i)	40,198
Impairment charges	—	9,951	—		—		9,951
Management fee	80,727	—	304	2(e)	—		81,031
Performance participation allocation	97,760	—	2,999	2(f)	—		100,759
Depreciation and amortization	107,531	76,946	33,232	2(g)	—		217,709
Total expenses	350,380	132,798	36,340		8,640		528,158

Other income (expense)
Income from unconsolidated real estate affiliates	549,415	—	—		—		549,415
Interest income	119,108	7,370	—		—		126,478
Interest expense	(102,678)	(37,762)	—		(87,525)	2(i)	(227,965)
Loss on dispositions of real estate	(2,180)	—	—		—		(2,180)
Other income (expense), net	2,922	83	—		—		3,005
Total other income (expense), net	566,587	(30,309)	—		(87,525)		448,753

Net income before income taxes	$491,981	$33,120	$(24,585)		$(96,165)		$404,351
Income tax expense	774	—	—		—		774
Net income	491,207	33,120	(24,585)		(96,165)		403,577
Net income attributable to non-controlling interests	(26,175)	—	(455)	2(h)	5,124	2(j)	(21,506)
Net income attributable to ORENT shareholders	$465,032	$33,120	$(25,040)		$(91,041)		$382,071

Net income per common share - basic	$0.79						$0.65
Net income per common share - diluted	$0.79						$0.65
Weighted-average common shares outstanding, basic	585,286,605						585,286,605
Weighted-average common shares outstanding, diluted	618,474,600						618,474,600

Blue Owl Real Estate Net Lease Trust
Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1 – Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments to the unaudited pro forma combined balance sheet as of March 31, 2026 are as follows:
(a) Represents the historical condensed consolidated balance sheet of the Company as of March 31, 2026, as presented in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026.
(b) Represents the historical condensed consolidated balance sheet of Sila as of March 31, 2026, as presented in Sila's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026. In order to conform to the Company's presentation, we condensed and reclassified certain amounts presented in the historical financial statements of Sila. The reclassifications are a presentation matter only, and no accounting policy conformity adjustments have been made.
(c) Represents the purchase price of the Acquisition of Sila as if the transaction had been completed on March 31, 2026. The Company accounted for the Acquisition of Sila as an asset acquisition in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. The Company allocated the purchase price, including transaction costs, to the individual assets acquired and liabilities assumed on a preliminary relative fair value basis.

The following table provides additional information regarding the total consideration for the Acquisition of Sila:

(in thousands)	March 31, 2026
Merger consideration	$1,669,513
Cash consideration	20,238
Repayment of Sila credit facility indebtedness	692,674
Consideration transferred	$2,382,425
Transaction costs	57,872
Total consideration	$2,440,297

The following table represents the estimated relative fair value of the assets acquired and liabilities assumed related to the Acquisition of Sila:

(in thousands)	March 31, 2026	Depreciable life
Land	$172,482
Buildings	1,860,632	5 to 48 years
Site improvements	103,749	2 to 16 years
Other intangible assets	117,147	Over lease term
Above-market lease intangible assets	16,372	Over lease term
In-place lease intangibles	227,565	Over lease term
Right-of-use asset (i)	49,990	35.8 years
Below-market lease intangible liabilities	(80,090)	Over lease term
Present value of ground lease liability (i)	(44,235)	35.8 years
Cost allocated to the real estate pool	$2,423,612
Working capital acquired, net (ii)	(858)
Investments in real estate debt	17,543
Total cost of the Acquisition	$2,440,297

(i) The depreciable life is shown as the weighted average remaining term of the related leases.
(ii) Amount represents the net amount, inclusive of $14,076 of cash and cash equivalents, $28 of restricted cash, $7,488 of other assets, $13,292 of accounts payable and accrued expenses, and $9,158 of other liabilities.

(d) Reflects an increase of Cash and cash equivalents of $2,455,537 representing the gross proceeds from the Company's Revolving Credit Facility.

Note 2 – Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations
The adjustments to the unaudited pro forma combined statements of operations for the three months ended March 31, 2026 and the year ended December 31, 2025 are as follows:

(a) Represents the historical condensed consolidated statements of operations of the Company for the three months ended March 31, 2026, and the year ended December 31, 2025, as presented in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
(b) Represents the historical condensed consolidated statements of operations of Sila for the three months ended March 31, 2026, and the year ended December 31, 2025, as presented in Sila's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, and in Sila’s Annual Report on Form 10-K for the year ended December 31, 2025, respectively. In order to conform to the Company's presentation, we condensed and reclassified certain amounts presented in the historical financial statements of Sila. The reclassifications are a presentation matter only and no accounting policy conformity adjustments have been made.
(c) Rental revenue is adjusted to remove Sila’s historical straight-line rent adjustment and amortization of the net above-market and below-market lease intangibles recorded in the Acquisition of $3,009 and $137 for the three months ended March 31, 2026 and $9,755 and $529 for the year ended December 31, 2025, respectively. Rental revenue is further adjusted to recognize revenue related to the acquired leases on a straight-line basis and the amortization of the net below market lease intangible liability of $3,709 and $1,293, respectively, for the three months ended March 31, 2026 and $16,866 and $5,173, respectively, for the year ended December 31, 2025. Straight-line rent is recognized over the remaining term of each acquired lease. The related amortization is recognized over the weighted average remaining term of the related leases as an adjustment to rental revenue, in accordance with the Company's policies.
(d) Reflects the straight-line lease cost on the acquired ground leases, for which a right-of-use asset was recognized in the allocation of the cost of the assets acquired, less the removal of Sila's historical ground and corporate lease cost. Lease cost is measured as the remaining lease payments at the acquisition date recognized on a straight-line basis over the weighted average remaining lease term of 35.8 years, in accordance with the Company's policies.

(e) Represents management fees associated with the Acquisition of the Portfolio. Management fees are calculated at 1.25% of the Portfolio’s net asset value (“NAV”) as of the acquisition date per annum payable monthly for services rendered related to ongoing operations of the Company. The management fee has been calculated as if the Acquisition occurred on January 1, 2025.
(f) Represents the pro forma adjustment for performance participation allocation. In connection with the Acquisition, Blue Owl Oak Trust Carry LLC and Blue Owl Real Estate Net Lease Trust CPV LP (the “Special Limited Partners”) will receive a performance participation allocation from the Operating Partnership, equal to 12.5% of the Total Return on the Class S, Class D, and Class I units of the Operating Partnership, subject to a 5% Hurdle Amount (calculated as an annualized internal rate of return) and a Catch-Up, after recouping any Loss Carryforward Amount (as such terms are defined in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025), consistent with the methodology described in the limited partnership agreement of the Operating Partnership. The adjustment has been calculated on an annualized basis as if the Acquisition occurred on January 1, 2025.
(g) Represents the pro forma adjustment for depreciation and amortization expense based on the Company’s basis in the assets that would have been recorded assuming the Portfolio had been acquired on January 1, 2025. Depreciation and amortization are calculated in accordance with the Company’s policies and reflect management’s estimates of useful lives for buildings, improvements, and identifiable intangible assets. Investments in real estate are depreciated over their estimated remaining useful lives beginning on the assumed acquisition date, and lease-related intangibles are amortized over the remaining lease terms.
(h) Represents the proportionate share of the Portfolio’s historical net income and the transaction-related adjustments attributable to noncontrolling interests of the Operating Partnership.
(i) Represents the pro forma adjustment to remove the historical interest expense related to the debt that was extinguished upon Acquisition and to record estimated interest expense related to the Financing, as if such debt had been outstanding since January 1, 2025, as follows:

	Weighted Average Interest Rate	Principal Balance Outstanding	Three Months Ended March 31, 2026	Year Ended December 31, 2025
Credit facility
Unsecured revolving credit facility (i)	5.10%	$2,455,537	$31,322	$125,287
Total interest expense adjustments related to the Financing			$31,322	$125,287
Less: Sila's historical interest expense			(9,573)	(37,762)
Incremental interest expense related to financing adjustments			$21,749	$87,525

(i) The unsecured revolving credit facility bears interest at adjusted term SOFR plus an applicable margin of 145 basis points at Pricing Level II. Term SOFR refers to one-month SOFR, which was 3.65% on March 31, 2026.

A hypothetical 1/8th of a percent increase/decrease in the interest rate used for the unsecured revolving credit facility would result in an increase/decrease of approximately $767 in pro forma interest expense for the three months ended March 31, 2026 and $3,069 in pro forma interest expense for the year ended December 31, 2025.

In addition, General and administrative expenses of $8,640 were incurred for the year ended December 31, 2025 as a result of fees associated with a bridge loan financing that was not utilized within the acquisition.

(j) Represents the proportionate share of financing-related pro forma adjustments attributable to noncontrolling interests of the Operating Partnership.

Note 3 – EPS
The Company's pro forma earnings per share ("EPS") amounts have been computed for each period presented as described below. All classes of common shares are allocated net income/(loss) at the same rate per share and receive the same gross distribution per share. Unvested restricted Class I shares are considered to be participating securities because they contain non-forfeitable rights to distributions. The restricted Class I shares participate equally with all classes of common shares, and therefore pro forma net income has not been presented separately.

Pro forma basic net income per common share was computed by dividing pro forma net income attributable to common shareholders by the weighted average number of common shares outstanding during the period, excluding unvested restricted Class I shares.

Pro forma diluted net income per common share was computed by dividing pro forma net income attributable to common shareholders, adjusted for pro forma net income attributable to dilutive OP Units, by the weighted average number of common shares outstanding during the period, increased by the dilutive effect of unvested restricted Class I shares and OP Units.

The computation of pro forma basic and diluted net income per common share is presented in the table below:

(in thousands, except share data)	Year ended December 31, 2025	Three months ended March 31, 2026
Pro forma net income	$403,577	$153,984
Pro forma net income attributable to non-controlling interests	(21,506)	(7,101)
Pro forma net income attributable to ORENT shareholders	$382,071	$146,883

Pro forma net income attributable to dilutive OP Units	21,506	7,101
Pro forma net income attributable to ORENT shareholders - dilutive	$403,577	$153,984

Pro forma weighted average number of common shares outstanding - basic	585,286,605	772,689,856
Pro forma effect of dilutive unvested restricted Class I shares	39,255	47,652
Pro forma effect of dilutive OP Units	33,148,740	38,138,636
Pro forma weighted average number of common shares outstanding - diluted	618,474,600	810,876,144

Pro forma net income per common share - basic	$0.65	$0.19
Pro forma net income per common share - diluted	$0.65	$0.19

The computation of pro forma diluted net income per common share for the year ended December 31, 2025 and the three months ended March 31, 2026 includes 39,255 and 47,652 dilutive unvested restricted Class I shares and 33,148,740 and 38,138,636 dilutive OP Units, respectively.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Owl Real Estate Net Lease Trust

	By:	/s/ Kevin Halleran
		Name:	Kevin Halleran
		Title:	Chief Financial Officer

Date: September 17, 2026